UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2025

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	NASDAQ Global Select Market
8.250% Notes due 2028	NMFCZ	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 27, 2025, New Mountain Finance Corporation (the “Company”) entered into the Third Amended and Restated Uncommitted Revolving Loan Agreement (the “Amendment”), which amended and restated that certain Uncommitted Revolving Loan Agreement (the “Loan Agreement”) by and between NMF Investments III, L.L.C., an affiliate of the Company’s investment adviser, New Mountain Finance Advisers, L.L.C, as the lender (the “Lender”), and the Company, as borrower. Under the Loan Agreement, the Lender previously established a discretionary unsecured revolving credit facility for the Company (the “Facility”), pursuant to which the Lender agrees to consider advancing, from time to time during the facility period, revolving loans to the Company.

The Amendment among other things extends the maturity date of the Facility from December 2027 to December 2030.

The description above is qualified in its entirety by reference to the copy of the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 8.01	Other Events.

In connection with the termination of the Company’s existing stock repurchase program (the “Prior Repurchase Program”), on October 23, 2025, the Company’s board of directors authorized and established a new stock repurchase program (the “Repurchase Program”). The Prior Repurchase Program terminated on October 8, 2025 upon the repurchase of $50 million of the Company’s common stock. Pursuant to the Repurchase Program, the Company is authorized to repurchase up to $100 million worth of its common stock at the discretion of the Company’s management. The Repurchase Program will expire upon the earlier of December 31, 2026 or the Company repurchasing $100 million worth of its common stock. Under the Repurchase Program, the Company may, but is not obligated to, repurchase its outstanding common stock in the open market from time to time provided that the Company complies with the prohibitions under its Code of Ethics and the guidelines specified in Rule 10b-18 of the Securities Exchange Act of 1934, as amended, including certain price, market volume and timing constraints.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Mountain Finance Corporation

By:	/s/ Eric Kane
Name:	Eric Kane
Title:	Corporate Secretary

Date: October 29, 2025

2